UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):March 30, 2012

_______________________________________________________________

PRIME GLOBAL CAPITAL GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

NEVADA	333-158713	26-4309660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11-2, Jalan 26/70A, Desa Sri Hartamas

50480 Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

+603 6201 3198
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about our expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “hope,”“expect,”“intend,”“plan,”“will,”“we believe,”“management believes” and similar words or phrases. The forward-looking statements are based on management’s current expectations and are subject to certain risks, uncertainties and assumptions. Our actual results may differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

Purchase of Vacant Development Land At Public Auction

PGCG Assets Holdings Sdn. Bhd., (our newly formed wholly owned subsidiary of our wholly owned subsidiary Union Hub Technology Sdn. Bhd.), or PGCG Assets,was the successful bidder at a public auction held on March 30, 2012, in Kuala Lumpur, Malaysia, for 21.8921 hectares (54.10 acres) of vacant development land located in Kuala Lumpur, Malaysia. The land is subject to a 99-year leasehold, expiring July 30, 2100, and was sold for RM 12,660,000 on an “As Is Where Is” basis in accordance with the terms of a Memorandum and Conditions of Sale.

Pursuant to the Memorandum and Conditions of Sale, we deposited with the High Court of Malaya at Kuala Lumpur the amount of RM 1,260,000, or the Deposit, which will be applied toward the purchase price upon consummation of the sale. If we fail to consummate the sale within 120 days, we will forfeit the Deposit.

During the 120 day period, we hope to remove all of the caveats encumbering the land. Once we consummate the purchase, we intend to develop the land for commercial and or residential uses. We may also seek business partnerships with developers to assist us in the anticipated development project.

A fair and accurate English translation of the Memorandum and Conditions of Sale (which was originally written in Malay) rendered internally by the Company is incorporated herein by reference and filed as Exhibit 10.1 to this Current Report on Form 8-K. The description of the transaction contemplated by the Memorandum and Conditions of Sale set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated herein by reference.

We are actively seeking additional land acquisition opportunities in Asia or the United States as resources permit. We also hope to finalize discussions with Dunford Corporation Sdn. Bhd. regarding the acquisition of its real estate located in Selangor, Malaysia. Except for these transactions or as otherwise disclosed in our prior filings with the SEC, we are not parties to any binding agreements or commitments regarding any other real estate acquisition or business venture, and there can be no assurance that we will be able to successfully consummate the above mentioned or any other future acquisitions or business ventures.

Sale of Company Securities

On April 3, 2012, we consummated the sale to three accredited shareholders of Prime Global Capital Group Incorporated, of an aggregate of 628,000 shares of our common stock, par value $0.001 (the “Shares”), at a per share price of $2.887 or $1,813,036 in the aggregate, in accordance with the terms and conditions of a subscription agreement (the “Subscription Agreement”). The Subscription Agreement contains terms and conditions that are normal and customary for a transaction of this type. We expect to receive net proceeds of approximately $1,800,000 from the sale of the Shares and will use the net proceeds for general corporate purposes. The Shares were sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.

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The foregoing description of the Subscription Agreement is qualified in its entirety by reference to a form of the Subscription Agreement, which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Memorandum and Conditions of Sale
10.2	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GLOBAL CAPITAL GROUP INCORPORATED
Dated: April 3, 2012

	By:	/s/ Liong Tat Teh
Liong Tat Teh
Chief Financial Officer

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